
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invest in real estate. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               APR-30-1999
<CASH>                                         989,221
<SECURITIES>                                         0
<RECEIVABLES>                                   42,545
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               7,831,435<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   7,708,032<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 7,831,435<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               541,819<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               321,260
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                220,559
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            220,559
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   220,559
<EPS-BASIC>                                     2.14<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $6,769,280 and net deferred leasing commission of $30,389.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $123,403.
<F4>Total revenues include rent of $518,145 and interest and other revenue of $23,674.
<F5>Represents net income per Unit of limited partnership interest.

